zulily Announces Third Quarter 2014 Results

Q3 Net Sales Increased 72% year over year to $285.8 million
Q3 Active Customers Increased 72% year over year to 4.5 million
Q3 Non-GAAP Adjusted EBITDA of $6.4 million
Q3 Non-GAAP Diluted Net Income per Share of $0.02

SEATTLE, WA - November 4, 2014 - zulily, inc. (NASDAQ: ZU), a leading online retailer, today reported financial results for its third quarter ended September 28, 2014.

Financial Highlights

•	Third Quarter 2014 net sales increased to $285.8 million, up 72% year over year.

•	Non-GAAP adjusted EBITDA for the Third Quarter 2014 increased to $6.4 million, up 257% year over year.

•	Non-GAAP diluted net income per share for the Third Quarter 2014 was $0.02 compared to non-GAAP diluted net income per share of $0.00 for the Third Quarter 2013.

•	At the end of the Third Quarter 2014, cash, cash equivalents, and short-term investments totaled $344.0 million.

“This was a strong quarter where we hit several key milestones--the business reached a billion dollars in revenue on a trailing 12 month basis and the majority of our North American orders now come from mobile” said Darrell Cavens, CEO of zulily.  "We've grown adjusted EBITDA and free cash flow while making upgrades to our technology and infrastructure for scale. Our obsession with offering up great products every day at a great value continues to resonate with our customers, and I'm excited about what more we can achieve in the years ahead.”

Other Highlights

•
Active customers grew to 4.5 million by the end of Third Quarter 2014, an increase of 72% year over year. zulily defines an active customer as an individual customer who has purchased from zulily at least once in the last year, measured from the last date of a period.

•	Total orders placed increased to 5.9 million for the Third Quarter 2014, an increase of 63% year over year.

•
Average order value was $56.33 for the Third Quarter 2014, an increase of 2% year over year. zulily defines average order value as the sum of the total order values (including shipping and handling charges) in a given period divided by the total orders placed in that period.

•	For the 12 months ended September 28, 2014, 84% of our North American orders were placed by customers who had previously purchased from zulily.

•
In the Third Quarter 2014, approximately 50% of North American orders were placed from a mobile device, up from approximately 49% in the Second Quarter 2014, and approximately 45% in the Third Quarter 2013.

Fourth Quarter and Fiscal Year 2014 Outlook
The following forward-looking statements reflect zulily's expectations as of November 4, 2014.

Expectations for the Fourth Quarter 2014 (Quarter Ending December 28, 2014):

•	Net sales are expected to be between $391.3 million and $416.3 million, representing an increase of 52% to 62% year over year.

•	Net income before provision for income taxes is expected to be between $10.7 million and $20.7 million.

•	Non-GAAP adjusted EBITDA is expected to be between $21.5 million and $31.5 million.

Expectations for the Fiscal Year 2014 (Year Ending December 28, 2014):

•	Net sales are expected to be between $1.20 billion and $1.225 billion.

•	Net income before provision for income taxes is expected to be between $15.0 million and $25.0 million.

•	Estimated effective tax rate of 17% based on the mid-point of outlook for net income before provision for income taxes.

•	Non-GAAP adjusted EBITDA is expected to be between $45.0 million and $55.0 million.

•	Capital expenditures, net of tenant improvement allowances, are expected to be between $55.0 million and $65.0 million.

Forward-Looking Statements
This press release contains forward-looking statements that include risks and uncertainties, including, without limitation, all statements related to future financial and business performance for the fourth quarter and full year 2014, expansion of our fulfillment center network, investments in our technology and infrastructure, use of our mobile platform and applications, technical innovations, market opportunity and plans to grow our business. Words such as "expect," "anticipate," "believe," "project," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties and reported results should not be considered as an indication of future performance. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our short operating history in an evolving industry, our ability to manage our growth, our ability to maintain profitability, our ability to forecast net sales and plan expenses accordingly, competition, our ability to attract customers in a cost effective manner, our ability to acquire products on reasonable terms, general economic conditions, consumer spending, product assortment, our fluctuating operating results, seasonality in our business, our flash sales business model, demand for our products, the strength of our brand, fraud, system interruptions, our ability to fulfill orders and other risks detailed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent reports filed with or furnished to the Securities and Exchange Commission, or SEC, in particular our Quarterly Report on Form 10-Q for the quarter ended September 28, 2014 to be filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and zulily undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Conference Call
zulily will host a conference call to discuss its Third Quarter 2014 financial results today at 2:00 p.m. PT/5:00 p.m. ET. A live webcast of the conference call may be accessed at http://investor.zulily.com. Following the completion of the call, a recorded replay of the webcast will be available for 30 days at the same Internet address. This call will contain forward-looking statements and other material information regarding zulily's financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this press release, related complementary information will be made available at http://investor.zulily.com as soon as practicable after the conclusion of the conference call.

Non-GAAP Financial Measures
To supplement zulily's condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted EBITDA, free cash flow, and diluted net income (loss) per share as measures of certain components of financial performance. zulily calculates adjusted EBITDA as earnings before interest and other income and expense, taxes, depreciation, amortization and stock-based compensation expense. zulily calculates non-GAAP free cash flow as net cash provided by operating activities less net cash used in capital expenditures.
zulily's non-GAAP diluted net income (loss) per share financial measure assumes the conversion of all outstanding shares of preferred stock at the beginning of the reporting period for periods prior to zulily's IPO in November 2013. zulily's non-GAAP diluted net income (loss) per share financial measure also assumes that all vesting of restricted stock occurred at the beginning of the applicable reporting periods. In earnings releases and filings with the SEC for the periods preceding the period ended June 29, 2014, zulily did not add back stock-based compensation expense when calculating its non-GAAP diluted net income (loss) per share financial measure. Beginning in zulily’s earnings release and quarterly report for the period ended June 29, 2014, zulily has modified its non-GAAP diluted net income (loss) per share financial measure to add back stock-based compensation expense for all periods presented. zulily does add not add back tax adjustments related to stock-based compensation, as we have a limited history of taxable income and applicable effective tax rates, which makes inclusion of such adjustments less useful to investors and others.
zulily's management believes that non-GAAP adjusted EBITDA, non-GAAP free cash flow, and non-GAAP diluted net income (loss) per share as defined above provide useful supplemental information to investors and others in understanding and evaluating our operating results in the same manner as management and our board of directors. We have included adjusted EBITDA because it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees. We have included free cash flow because it is a key measure used by our management and board of directors. We believe free cash flow is an important indicator of our business performance because it measures the amount of cash we generate. Free cash flow also reflects changes in working capital. We have included non-GAAP diluted net income (loss) per share, inclusive of the change noted above, because it is a key measure used by our management and the board of directors.
We believe non-GAAP diluted net income (loss) per share is an important indicator of our business performance as this measure facilitates comparisons on a period-to-period basis, which provides useful information to our management and board of directors in understanding our past financial performance and future results. We believe that adding back stock-based compensation expense to our non-GAAP diluted net income (loss) per share financial measure for all periods presented provides a more meaningful comparison between our operating results from period to period because of varying available valuation methodologies, subjective assumptions, the variety of equity instruments that can impact a company’s non-cash expenses and the inability of the expense to directly relate to performance in any particular period.
zulily's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by zulily may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry. Whenever zulily uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

A reconciliation of net income (loss), the most directly comparable GAAP financial measure, to non-GAAP adjusted EBITDA for the periods presented is as follows:

	Three Months Ended		Nine Months Ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013

	(in thousands)
Net income (loss)	$(795)	$(2,251)	$4,011	$155
Excluding:
Interest (income) expense—net	(92)	(22)	(237)	(86)
Other (income) expense—net	(76)	(10)	(12)	38
Taxes	300	—	300	—
Depreciation and amortization	3,360	1,778	8,878	4,257
Stock-based compensation expense	3,694	2,296	10,525	4,896
Adjusted EBITDA	$6,391	$1,791	$23,465	$9,260

A reconciliation of non-GAAP free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measure, for the periods presented is as follows:

	Three Months Ended		Nine Months Ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013

	(in thousands)
Net cash provided by operating activities	$52,041	$25,241	$91,312	$29,244
Capital expenditures	(20,828)	(4,477)	(58,365)	(12,720)
Free cash flow	$31,213	$20,764	$32,947	$16,524

A reconciliation of non-GAAP net income (loss) attributable to common stockholders to GAAP net income (loss) attributable to common stockholders, the most directly comparable GAAP financial measure, and non-GAAP dilutive shares to GAAP dilutive shares, the most directly comparable GAAP financial measure, in order to calculate non-GAAP dilutive net income (loss) per share, is as follows:

	Three Months Ended		Nine Months Ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013

	(in thousands, except share and per share amounts)

GAAP net income (loss) attributable to common stockholders	$(795)	$(4,819)	$4,011	$(7,475)
Add: Accretion of convertible redeemable preferred stock	—	2,568	—	7,630
Add: Distributed earnings attributable to participating securities	—	—	—	—
Add: Stock-based compensation expense	3,694	2,296	10,525	4,896
Non-GAAP net income attributable to common stockholders	2,899	45	14,536	5,051

GAAP Weighted average shares used to compute diluted net income (loss) per Class A and Class B common share	124,984,564	53,495,263	132,796,014	49,936,220
Add: Convertible preferred stock	—	60,621,233	—	60,621,233
Add: Unvested restricted stock	—	1,471,290	—	4,804,926
Add: Additional dilutive effect of stock options	6,097,063	4,910,835	—	4,614,859
Add: Additional dilutive effect of restricted stock unit awards	7,744	—	—	—
Non-GAAP Weighted average shares used to compute diluted net income per Class A and Class B common share	131,089,371	120,498,621	132,796,014	119,977,238
Non-GAAP diluted net income per share attributable to Class A and Class B common stockholders	$0.02	$—	$0.11	$0.04

About zulily, inc.
zulily (http://www.zulily.com) is a retailer obsessed with bringing moms special finds every day--all at incredible prices. zulily features an always-fresh curated collection for the whole family, including clothing, shoes, home décor, toys, gifts and more. Unique products from up-and-coming brands are featured alongside favorites from top brands, giving customers something new to discover each morning. zulily was launched in 2010 and is headquartered in Seattle with offices in Nevada, Ohio and the United Kingdom. zulily’s shares are traded on the NASDAQ Global Select Market under the symbol ZU.

Contact:

zulily, inc.
Erica Yamamoto, 206.724-0500 x. 4363 (Investors)
eyamamoto@zulily.com
or
Laura Jones, 206.724-0500 x. 4037 (Media)
ljones@zulily.com

ZULILY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands except share and per share amounts)
(Unaudited)

	September 28, 2014	December 29, 2013

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$291,039	$290,089
Short-term investments	53,006	18,014
Accounts receivable	12,693	5,176
Inventories	22,731	12,979
Prepaid expenses and other current assets	6,306	4,192
Deferred income taxes — Net	1,676	—
Total current assets	387,451	330,450
PROPERTY AND EQUIPMENT — Net	77,460	24,613
OTHER NON-CURRENT ASSETS	1,032	1,024
Total assets	$465,943	$356,087
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$83,134	$55,607
Accrued expenses	36,190	30,773
Deferred revenue	68,098	23,250
Total current liabilities	187,422	109,630
DEFERRED INCOME TAXES — Net	1,264	—
OTHER NON-CURRENT LIABILITIES	16,690	4,254
Total liabilities	205,376	113,884
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value—2,000,000 shares authorized as of September 28, 2014 and December 29, 2013; zero shares issued and outstanding as of September 28, 2014 and December 29, 2013	—	—
Class A common stock, $0.0001 par value—500,000,000 shares authorized as of September 28, 2014 and December 29, 2013; 58,365,856 and 13,225,000 shares issued and outstanding as of September 28, 2014 and December 29, 2013, respectively	6	1
Class B common stock, $0.0001 par value—275,000,000 shares authorized as of September 28, 2014 and December 29, 2013; 66,888,268 and 110,159,235 shares issued and outstanding as of September 28, 2014 and December 29, 2013, respectively, including 5,209 and 82,682 shares subject to repurchase as of September 28, 2014 and December 29, 2013, respectively	7	11
Additional paid-in capital	301,712	287,385
Accumulated other comprehensive loss	(33)	(58)
Accumulated deficit	(41,125)	(45,136)
Total stockholders’ equity	260,567	242,203
Total liabilities and stockholders' equity	$465,943	$356,087

ZULILY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013

NET SALES	$285,836	$166,655	$808,730	$438,676
COST OF SALES (1)	207,147	122,154	585,350	313,660
GROSS PROFIT	78,689	44,501	223,380	125,016
OPERATING EXPENSES (1):
Marketing	24,878	14,651	72,245	42,707
Selling, general, and administrative	54,474	32,133	147,073	82,202
TOTAL OPERATING EXPENSES	79,352	46,784	219,318	124,909
INCOME (LOSS) FROM OPERATIONS	(663)	(2,283)	4,062	107
INTEREST INCOME (EXPENSE)—Net	92	22	237	86
OTHER INCOME (EXPENSE)—Net	76	10	12	(38)
NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(495)	(2,251)	4,311	155
PROVISION FOR INCOME TAXES	300	—	300	—
NET INCOME (LOSS)	$(795)	$(2,251)	$4,011	$155
Net income (loss) attributable to Class A and Class B common stockholders	$(795)	$(4,819)	$4,011	$(7,475)
Net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	$(0.01)	$(0.09)	$0.03	$(0.15)
Diluted	$(0.01)	$(0.09)	$0.03	$(0.15)
Weighted average shares outstanding used to compute net income (loss) attributable to Class A and Class B common stockholders:
Basic	124,984,564	53,495,263	124,446,242	49,936,220
Diluted	124,984,564	53,495,263	132,796,014	49,936,220

(1) Includes stock-based compensation as follows:

	Three Months Ended		Nine Months Ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013

	(in thousands)
Cost of sales	$67	$21	$140	$48
Marketing expenses	242	76	550	208
Selling, general and administrative expenses	3,385	2,199	9,835	4,640
Total stock-based compensation expense	$3,694	$2,296	$10,525	$4,896

ZULILY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Nine Months Ended
	September 28, 2014	September 29, 2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,011	$155
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,878	4,257
Stock-based compensation	10,525	4,896
Excess tax benefit from stock-based compensation	(645)	—
Deferred income taxes	233	—
Loss on disposal of assets	149	18
Changes in operating assets and liabilities:
Accounts receivable	(7,520)	(2,448)
Inventories	(9,762)	(7,151)
Prepaid expenses and other assets	(2,022)	(1,798)
Accounts payable	24,744	12,192
Accrued expenses and other liabilities	17,864	6,336
Deferred revenue	44,857	12,787
Net cash provided by operating activities	91,312	29,244
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(58,365)	(12,720)
Purchases of short-term and other investments	(112,948)	(18,000)
Proceeds from maturity and sale of short-term and other investments	78,000	8,000
Purchases of restricted cash	—	(5,400)
Proceeds from maturity of restricted cash	—	5,481
Net cash used in investing activities	(93,313)	(22,639)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	3,136	520
Excess tax benefit from stock-based compensation	645	—
Payments of deferred offering costs	(385)	—
Debt issuance costs	(412)	—
Deferred initial public offering costs	—	(1,563)
Net cash provided by (used in) financing activities	2,984	(1,043)
Effect of exchange rate changes on cash and cash equivalents	(33)	64
NET INCREASE IN CASH AND CASH EQUIVALENTS	950	5,626
CASH AND CASH EQUIVALENTS—Beginning of period	290,089	96,998
CASH AND CASH EQUIVALENTS—End of period	$291,039	$102,624
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITIES:
Payable for capital purchases	$3,576	$564
Stock-based compensation capitalized	16	15
SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
Vesting of early exercised shares	4	8
Deferred initial public offering cost accruals	—	326
Accretion of redeemable convertible preferred stock	—	7,630